UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2026

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 21, 2026, Perpetua Resources Corp. (the “Company”) announced that the board of the Export-Import Bank of the United States (“EXIM”) has unanimously approved a $2.9 billion senior secured long-term loan (“Loan”) under the Make More in America Initiative (“MMIA”) to support the development of the Company’s Stibnite Gold Project (“Stibnite” or “Project”). EXIM’s approval comes after extensive technical, financial, environmental and social due diligence and a 25-day notice period to Congress.

The Loan will be available upon completion of definitive documentation and satisfaction of customary conditions precedent, which is expected to occur in the second half of 2026. The Loan is to be structured as a 13-year senior secured credit facility of $2.9 billion, consisting of an upfront facility of $2.4 billion with the remainder to cover capitalized interest during construction and EXIM’s exposure fee. The increase in the principal amount of the Loan compared to the initial EXIM Board review primarily relates to adding an option to move certain planned equipment financing from a third-party financing company into the EXIM Loan.

Interest on the Loan is to be set at the applicable long-dated U.S. Treasury bond rate plus 100 basis points and will be fixed at the time of the first drawdown. Scheduled repayments are anticipated to commence in 2030.

Cautionary Statement

Investors should be aware that funding under the EXIM loan is subject to completion of definitive documentation and satisfaction of conditions precedent. There can be no assurance that we will be able to successfully negotiate definitive loan documents to close the loan or that, if closed, any funding provided by U.S. EXIM will be sufficient for us to construct the Project. Further, release of funding under the loan would be subject to the satisfaction of certain conditions and covenants by the Company.

Statements contained in this Current Report on Form 8-K (“Current Report”) that are not historical facts are “forward-looking information” or “forward-looking statements” (collectively, “Forward-Looking Information”) within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding the, anticipated timing, documentation, closing and funding of the Company’s proposed U.S. EXIM financing and the final terms of the proposed U.S. EXIM financing; timing of anticipated milestones related to the Project and financing; and ongoing funding and anticipated liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: May 21, 2026	By:	/s/ Mark Murchison
Mark Murchison
Chief Financial Officer